UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
______________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 30, 2007

KADANT INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11406	52-1762325
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

One Technology Park Drive
Westford, Massachusetts	01886
(Address of Principal Executive Offices)	(Zip Code)

(978) 776-2000
Registrant's telephone number, including area code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

KADANT INC.
Item 1.01 Entry into a Material Definitive Agreement.

On July 30, 2007, Kadant Light Machinery (Jining) Co., Ltd. (“Kadant Jining”) and Kadant Pulp and Paper Equipment (Yanzhou) Light Machinery (Jining) Co., Ltd. (“Kadant Yanzhou”), both wholly owned subsidiaries of Kadant Inc. (“Kadant”), entered into short-term advised credit line facility agreements (the “Facilities”) with JPMorgan Chase Bank, N.A., Shanghai Branch (“JPMorgan Shanghai”). The Facilities permit Kadant Jining to borrow up to an aggregate principal amount of 45 million RMB, or approximately $5.9 million at current exchange rates, and Kadant Yanzhou to borrow up to an aggregate principal amount of 15 million RMB, or approximately $2.0 million at current exchange rates, for up to 364 days. Borrowings made under the Facilities will bear interest at 90% of the applicable short-term interest rate for an RMB loan of comparable term as published by The People’s Bank of China. The Facilities will be used for general working capital purposes and may include the cash collateralization of certain bank payment guarantees provided by Bank of China Ltd. in connection with the acquisition of the assets of Jining Huayi Light Industry Machinery Co., Ltd. in 2006.

Kadant Jining is also in negotiations with JPMorgan Shanghai to enter into a long-term 40 million RMB loan, approximately $5.3 million at current exchange rates. The purpose of this RMB loan is to restructure Kadant Jining’s existing RMB loan with Bank of China. The Facilities and loans to be provided by JPMorgan Shanghai to Kadant Jining and Kadant Yanzhou are referred to as the “RMB Loans.”

To secure the RMB Loans and certain loans and facilities provided to other Kadant subsidiaries in China, Kadant has provided a Guaranty dated July 30, 2007 for the benefit of JPMorgan Shanghai (the “Guaranty”). The Guaranty secures the payment of all obligations under the RMB loans and provides a cross-default to Kadant’s existing Credit Agreement, dated as of May 9, 2005, as amended to date, between Kadant, the Foreign Subsidiary Borrowers from time to time parties thereto, the several lenders from time to time parties thereto and JPMorgan Chase Bank, N.A., as Administrative Agent (the “US Credit Agreement”) and certain successor agreements to the US Credit Agreement.

The foregoing description of the transaction does not purport to be a complete statement of the parties’ rights and obligations under the Facilities or the Guaranty and is qualified in its entirety by reference to the full text of the Facilities and Guaranty, which will be filed as exhibits to Kadant’s quarterly report on Form 10-Q for the second fiscal quarter ended June 30, 2007.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above with respect to the Facilities and Guaranty is incorporated herein in its entirety.

KADANT INC.
SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KADANT INC.

Date: August 3, 2007	By	/s/ Thomas M. O’Brien
Thomas M. O’Brien Executive Vice President and Chief Financial Officer